Exhibit 99.1

Avago Technologies Limited Announces Fourth Quarter And

Fiscal Year 2009 Financial Results

•	Net revenue up 18 percent sequentially to $428 million for the quarter

•	GAAP gross margin increased to 42 percent; Non-GAAP gross margin up to 45 percent for the quarter

SAN JOSE, Calif., and SINGAPORE – December 3, 2009 – Avago Technologies Limited. (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for its fourth quarter and fiscal year 2009, ended November 1, 2009, and provided guidance for the first quarter of fiscal year 2010.

Fourth Quarter Fiscal 2009 GAAP Results

Net revenue was $428 million, an increase of 18 percent compared with the previous quarter, and down 4 percent from the same quarter last year.

Gross margin was $178 million, or 41.6 percent of net revenue. Fourth quarter gross margin compares with gross margin of $141 million, or 38.8 percent of net revenue last quarter, and gross margin of $168 million, or 37.6 percent of net revenue in the same quarter last year.

Fourth quarter net loss was $21 million, or ($0.09) per diluted share. Included in the GAAP results was a $54 million advisory agreement termination fee paid to the Company’s sponsors in connection with its initial public offering. The fourth quarter net loss compares with net income of $2 million, or $0.01 per diluted share last quarter, and net income of $18 million, or $0.08 per diluted share in the same quarter last year.

Cash balances at the end of the quarter increased by $218 million from the end of the prior quarter to $472 million. The changes in cash include net proceeds of $296 million raised from the Company’s initial public offering, $46 million of cash generated from operations, and $112 million used for the Company’s debt tender offer completed in October 2009.

Fourth Quarter Fiscal 2009 Non-GAAP Results

Gross margin was $192 million, or 44.9 percent of net revenue. This compares with gross margin of $158 million, or 43.5 percent of net revenue last quarter, and gross margin of $184 million, or 41.2 percent of net revenue in the same quarter last year.

Net income was $72 million, or $0.29 per diluted share. This compares with net income of $40 million, or $0.18 per diluted share last quarter, and net income of $52 million, or $0.24 per diluted share in the same quarter last year.

Adjusted EBITDA, as defined in the indentures governing the Company’s outstanding debt securities, was $111 million, compared with $87 million in the last quarter and $88 million in the same quarter last year.

Avago Technologies Limited Reports Fourth Quarter And Fiscal Year 2009 Financial Results

Fourth Quarter 2009 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q4 09	Q3 09	Q4 08	Q/Q	Y/Y
Net Revenue	$428	$363	$447	+18%	-4%
Gross Margin	44.9%	43.5%	41.2%	+140bps	+370bps
Operating Expenses	$103	$96	$114	+$7	-$11
Net Income	$72	$40	$52	+$32	+$20
Earnings Per Share - Diluted	$0.29	$0.18	$0.24	+$0.11	+$0.05

“Our business staged a significant recovery in the second half of fiscal 2009. Leading our recovery were strong fourth quarter results, which were driven by sequential growth in the industrial and enterprise networking markets,” said Hock Tan, president and CEO of Avago Technologies Limited. “Also, during the quarter we completed the successful initial public offering of Avago and subsequent repurchase of a significant portion of our outstanding indebtedness.”

Revenues by Target Market
	Percentage of Net Revenue			Growth Rates
	Q4 09	Q3 09	Q4 08	Q/Q	Y/Y

Wireless Communications	44	46	34	13%	24%
Wired Infrastructure	24	24	25	20%	-7%
Industrial & Automotive	22	19	29	31%	-29%
Consumer & Computing Peripherals	10	11	12	13%	-19%

Key Statistics	Q4 09	Q3 09	Q4 08
(Dollars in millions)
Cash From Operations	$46	$31	$114
Depreciation	$21	$20	$20
Amortization	$19	$20	$22
Capital Expenditures	$20	$12	$18
Days Sales Outstanding	40	45	37
Inventory Days On Hand	62	68	65

Fiscal Year 2009 Financial Results

Net revenue declined 13 percent from fiscal 2008 to $1.48 billion. GAAP gross margin was $560 million, or 37.7 percent of net revenue versus $655 million, or 38.6 percent of net revenue last year. GAAP net loss was $44 million, or ($0.20) per diluted share. This compares with GAAP net income of $83 million, or $0.38 per diluted share in fiscal 2008.

Avago Technologies Limited Reports Fourth Quarter And Fiscal Year 2009 Financial Results

Non-GAAP gross margin was $629 million, or 42.4 percent of net revenue compared with $718 million, or 42.3 percent of net revenue in fiscal year 2008. Non-GAAP net income of $147 million, or $0.66 per diluted share, compares with $179 million, or $0.81 per diluted share last fiscal year. Adjusted EBITDA was $319 million compared with $351 million in fiscal year 2008.

Fiscal Year Non-GAAP Results			Change
(Dollars in millions, except EPS)	2009	2008	Y/Y
Net Revenue	$1,484	$1,699	-13%
Gross Margin	42.4%	42.3%	+10bps
Operating Expenses	$398	$446	-$48
Net Income	$147	$179	-$32
Earnings Per Share - Diluted	$0.66	$0.81	-$0.15

Recent Business Events

•	Completed redemption of remaining $318,496,000 of the 10 1/8% Senior Notes due 2013 and the remaining $45,681,000 of the Senior Floating Rate Notes due 2013 on December 1, 2009.

First Quarter 2010 Business Outlook

Based on current business trends, the outlook for the first fiscal quarter of 2010, ending January 31, 2010, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net Revenue	Flat to Down 3%		Flat to Down 3%
Gross Margin	40.5% plus/minus 1ppt.	$14M	44.5% plus/minus 1ppt.
Operating Expenses	~$116M	~$11M	~$105M
Interest and Other*	$34M	$24M	$10M
Taxes	$3M to $4M		$3M to $4M
Diluted Share Count	243M		246M

*	The Interest and Other outlook reflects the reduction of interest payments resulting from the recent tender offer and redemption of debt. The GAAP forecast includes a $24 million loss on the extinguishment of debt resulting from the recent redemption of debt.

Capital expenditures are expected to be in the range of $13 million to $18 million. Depreciation and amortization are expected to be approximately $20 million and $19 million, respectively. Share-based compensation is expected to be approximately $5 million.

We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will participate in the Barclays Global Technology Conference in San Francisco on December 8, 2009. In addition, the Company will participate in Morgan Stanley’s Technology Conference in San Francisco, scheduled for March 1-4, 2010.

Avago Technologies Limited Reports Fourth Quarter And Fiscal Year 2009 Financial Results

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2009, and to provide guidance for the first quarter of fiscal year 2010, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (800) 659-2037; International (617) 614-2713. The passcode is 94058803. A replay of the call will be available through December 10, 2009. To access the replay dial (888) 286-8010; International (617) 801-6888 and reference the passcode: 42312021. A webcast of the conference call will be available in the Investors section of the Company’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago reports net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP earnings information excludes amortization of acquisition-related intangibles, share-based compensation expense, asset impairment charges, restructuring charges, acquired in-process research and development, debt extinguishment (gains) losses, advisory agreement termination fee, selling shareholder expenses, and the results of discontinued operations. In addition, Avago also discloses Adjusted EBITDA as measured by the indentures governing our outstanding debt securities. Avago believes this non-GAAP earnings information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. These historical non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP net income (loss) and a derivation of Adjusted EBITDA in accordance with our note indentures are included in the financial tables attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading supplier of analog interface components for communications, industrial and consumer applications.

Safe Harbor Statement

This announcement and supporting materials may contain forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties which could adversely or positively affect future results include cyclicality in the semiconductor industry or in our end markets; the recent financial crisis and its impact on our business, results of operations, and financial condition; fluctuations in interest rates; our ability to generate cash sufficient to service our debt and to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; quarterly and annual fluctuations in operating results; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property; our competitive performance and ability to continue achieving design wins with our customers; any expenses associated with resolving customer product and warranty claims; our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing

Avago Technologies Limited Reports Fourth Quarter And Fiscal Year 2009 Financial Results

businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), our quarterly report on Form 10-Q filed with the SEC on September 3, 2009, our Current Reports on Form 8-K and other Avago filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

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Investor Contact

Jacob Sayer

VP Business Development and IR

(408) 435-7400

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended			Year ended
	November 1, 2009	August 2, 2009	November 2, 2008	November 1, 2009	November 2, 2008 (1)
Net revenue	$428	$363	$447	$1,484	$1,699
Costs and expenses:
Cost of products sold:
Cost of products sold	236	205	263	855	981
Amortization of intangible assets	14	15	15	58	57
Restructuring charges	-	2	1	11	6

Total cost of products sold	250	222	279	924	1,044
Research and development	65	59	69	245	265
Selling, general and administrative	43	40	48	165	196
Amortization of intangible assets	5	5	7	21	28
Restructuring charges	2	13	1	23	6
Advisory agreement termination fee	54	-	-	54	-
Selling shareholder expenses	4	-	-	4	-

Total costs and expenses	423	339	404	1,436	1,539

Income from operations	5	24	43	48	160
Interest expense	(19)	(20)	(21)	(77)	(86)
Loss on extinguishment of debt	(9)	-	-	(8)	(10)
Other income (expense), net	1	4	(6)	1	(4)

Income (loss) from continuing operations before income taxes	(22)	8	16	(36)	60
Provision for (benefit from) income taxes	(1)	6	(9)	8	3

Income (loss) from continuing operations	(21)	2	25	(44)	57
Income (loss) from and gain (loss) on discontinued operations, net of income taxes	-	-	(7)	-	26

Net income (loss)	$(21)	$2	$18	$(44)	$83

Net income (loss) per share:
Basic	$(0.09)	$0.01	$0.08	$(0.20)	$0.39
Diluted	$(0.09)	$0.01	$0.08	$(0.20)	$0.38

Shares used in per share calculations:
Basic	235	213	214	219	214
Diluted	235	218	220	219	219

Share-based compensation included in:
Research and development	$1	$1	$1	$4	$3
Selling, general and administrative	4	2	2	8	12

Operating expenses	$5	$3	$3	$12	$15

(1)	Amounts for the year ended November 2, 2008 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL SUMMARY (NON-GAAP) - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended			Year ended
	November 1, 2009	August 2, 2009	November 2, 2008	November 1, 2009	November 2, 2008

Net revenue	$428	$363	$447	$1,484	$1,699
Gross margin	192	158	184	629	718
% of net revenue	45%	44%	41%	42%	42%
Research and development	$64	$58	$68	$241	$262
Selling, general and administrative	$39	$38	$46	$157	$184

Total operating expenses	$103	$96	$114	$398	$446
% of net revenue	24%	26%	26%	27%	26%
Income from operations	$89	$62	$70	$231	$272
Interest expense	$(19)	$(20)	$(21)	$(77)	$(86)

Net income	$72	$40	$52	$147	$179
Net income per share - diluted	$0.29	$0.18	$0.24	$0.66	$0.81
Shares used in per share calculation - diluted	246	220	220	224	220

The financial summary excludes amortization of acquisition-related intangibles, share-based compensation, restructuring charges, advisory agreement termination fee, selling shareholder expenses, gain (loss) on extinguishment of debt, and income (loss) from and gain (loss) on discontinued operations.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL BRIDGE: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Quarter ended			Year ended
	November 1, 2009	August 2, 2009	November 2, 2008	November 1, 2009	November 2, 2008
Net income (loss) on GAAP basis	$(21)	$2	$18	$(44)	$83

Amortization of acquisition-related intangibles
Cost of products sold	14	15	15	58	57
Operating expenses	5	5	7	21	28
	19	20	22	79	85
Share-based compensation expense
Cost of products sold	-	-	-	-	-
Operating expenses	5	3	3	12	15
	5	3	3	12	15

Restructuring charges
Cost of products sold	-	2	1	11	6
Operating expenses	2	13	1	23	6
	2	15	2	34	12

Advisory agreement termination fee	54	-	-	54	-

Selling shareholder expenses	4	-	-	4	-

Loss on extinguishment of debt	9	-	-	8	10

(Income) loss from and (gain) loss on discontinued operations	-	-	7	-	(26)

Net income on Non-GAAP basis	$72	$40	$52	$147	$179

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP presentation of the Company’s net income (loss), which is adjusted to reflect the GAAP results excluding amortization of acquisition-related intangibles, share-based compensation, restructuring charges, advisory agreement termination fee, selling shareholder expenses, loss on extinguishment of debt, and (income) loss from and (gain) loss on discontinued operations. This non-GAAP presentation is provided to enhance the reader’s overall understanding of the comparability of the Company’s financial performance among periods.

AVAGO TECHNOLOGIES FINANCE PTE. LTD.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA - UNAUDITED

(IN MILLIONS)

	Quarter ended			Year ended
	November 1, 2009	August 2, 2009	November 2, 2008	November 1, 2009	November 2, 2008
Net income (loss)	$(21)	$2	$18	$(44)	$83
Interest expense	19	20	21	77	86
Provision for (benefit from) income taxes	(1)	6	(9)	8	3
Depreciation and amortization expense	40	40	42	160	159

EBITDA	37	68	72	201	331

Restructuring and other unusual charges	60	16	6	98	20
Purchase accounting adjustments	-	-	-	-	1
Share-based compensation	5	3	3	12	15
Loss on extinguishment of debt	9	-	-	8	10
(Income) loss from and (gain) loss on discontinued operations	-	-	7	-	(26)

Adjusted EBITDA	$111	$87	$88	$319	$351

EBITDA represents net income (loss) before interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facility. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described above. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance.

Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	November 1, 2009	November 2, 2008 (1)
ASSETS

Current assets:
Cash and cash equivalents	$472	$213
Trade accounts receivable, net	186	184
Inventory	162	188
Other current assets	44	34

Total current assets	864	619
Property, plant and equipment, net	264	299
Goodwill	171	169
Intangible assets, net	647	721
Other long-term assets	24	63

Total assets	$1,970	$1,871

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$154	$174
Employee compensation and benefits	55	74
Accrued interest	25	32
Capital lease obligations - current	2	2
Other current liabilities	33	46
Current portion of long-term debt	364	-

Total current liabilities	633	328

Long-term liabilities:
Long-term debt	230	703
Capital lease obligations - non-current	3	5
Other long-term liabilities	64	55

Total liabilities	930	1,091

Shareholders’ equity:
Ordinary shares, no par value	1,393	1,084
Accumulated deficit	(356)	(312)
Accumulated other comprehensive income	3	8

Total shareholders’ equity	1,040	780

Total liabilities and shareholders’ equity	$1,970	$1,871

(1)	Amounts as of November 2, 2008 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Quarter ended			Year ended
	November 1, 2009	August 2, 2009	November 2, 2008	November 1, 2009	November 2, 2008 (1)
Cash flows from operating activities:
Net income (loss)	$(21)	$2	$18	$(44)	$83

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	40	40	42	160	159
Amortization of debt issuance costs	1	1	1	4	4
(Gain) loss on sale of discontinued operations	-	-	7	-	(27)
Non-cash portion of restructuring charges	-	-	-	1	-
Impairment of investment	-	-	-	2	-
Loss on extinguishment of debt	9	-	-	8	6
Loss on disposal of property, plant and equipment	1	1	1	2	2
Share-based compensation	5	3	3	12	15
Tax benefits of share-based compensation	1	-	-	1	-
Excess tax benefits of share-based compensation	(1)	-	-	(1)	-
Changes in assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(8)	7	29	-	38
Inventory	(9)	(2)	7	27	(45)
Accounts payable	9	(21)	-	(16)	(29)
Employee compensation and benefits	8	7	4	(19)	18
Other current assets and current liabilities	(13)	(17)	24	(39)	(13)
Other long-term assets and long-term liabilities	24	10	(22)	41	(3)

Net cash provided by operating activities	46	31	114	139	208

Cash flows from investing activities:
Purchase of property, plant and equipment	(20)	(12)	(18)	(57)	(65)
Acquisitions and investment, net of cash acquired	-	-	(32)	(7)	(78)
Purchase of intangible assets	(1)	-	-	(1)	(6)
Proceeds from disposal of property, plant, and equipment	-	-	5	-	5
Proceeds from sale of discontinued operations	-	-	-	2	50

Net cash used in investing activities	(21)	(12)	(45)	(63)	(94)

Cash flows from financing activities:
Debt repayments	(112)	-	-	(114)	(202)
Issuance of ordinary shares, net of issuance costs	304	-	-	304	-
Repurchase of ordinary shares	-	(5)	(1)	(6)	(5)
Payment of equity issuance costs	-	-	(2)	-	(2)
Cash settlement of equity awards	-	-	(1)	(1)	(2)
Payment on capital lease obligation	-	(1)	-	(1)	-
Excess tax benefits from share-based compensation	1	-	-	1	1

Net cash (used in) provided by financing activities	193	(6)	(4)	183	(210)

Net (decrease) increase in cash and cash equivalents	218	13	65	259	(96)
Cash and cash equivalents at the beginning of period	254	241	148	213	309

Cash and cash equivalents at end of period	$472	$254	$213	$472	$213

(1)	Amounts for the year ended November 2, 2008 have been derived from audited financial statements as of that date.